Calculation of Filing Fee Tables
S-8
WeShop Holdings Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, no par value	Other	5,500,000	$ 2.465	$ 13,557,500.00	0.000087	$ 1,179.50
Total Offering Amounts:						$ 13,557,500.00		$ 1,179.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,179.50
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Class A ordinary shares, no par value ("Ordinary Shares"), of WeShop Holdings Limited (the "Registrant") that become issuable under the WeShop Holdings Limited 2026 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and maximum aggregate offering price are based upon the average of the high ($2.63) and low ($2.30) prices of the Ordinary Shares, as reported on The Nasdaq Stock Market LLC on November 2, 2026. Amount registered represents Ordinary Shares issuable pursuant to the WeShop Holdings Limited 2026 Omnibus Incentive Plan being registered herein, which shares consist of Ordinary Shares reserved and available for delivery with respect to awards under the WeShop Holdings Limited 2026 Omnibus Incentive Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources